Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES COMMENCEMENT OF TENDER OFFER FOR 3.650% SENIOR NOTES DUE 2024

NEW YORK, April 10, 2023 – Brixmor Property Group Inc. (NYSE: BRX) announced today that its operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), commenced a cash tender offer (the “Tender Offer”) to purchase up to $150 million aggregate principal amount (the “Tender Cap”) of its outstanding 3.650% Senior Notes due 2024 (the “Notes”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated April 10, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The following table sets forth some of the terms of the Tender Offer:

Title of Security	CUSIP / ISIN Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Early Tender Premium (per $1,000)
3.650% Senior Notes due 2024	11120VAF0 / US11120VAF04	$500,000,000	$150,000,000	0.375% UST due April 15, 2024	FIT4	135 bps	$30
(1)The applicable page on Bloomberg from which the Dealer Manager named below will quote the bid side prices of the Reference U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

Timetable for the Tender Offer
Commencement of the Tender Offer April 10, 2023
Early Tender Deadline 5:00 p.m., New York City time, on April 21, 2023, unless extended
Withdrawal Deadline 5:00 p.m., New York City time, on April 21, 2023, unless extended
Reference Yield Determination Date 10:00 a.m., New York City time, on April 24, 2023, unless extended
Expected Early Settlement Date April 25, 2023
Expiration Date 5:00 p.m., New York City time, on May 8, 2023, unless the Tender Offer is extended or earlier terminated
Expected Final Settlement Date May 10, 2023 (the second business day following the Expiration Date)

Details of the Tender Offer
The Tender Offer will expire at 5:00 p.m., New York City time, on May 8, 2023, unless extended or earlier terminated by the Operating Partnership (the “Expiration Date”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on April 21, 2023, unless extended (the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Premium (as defined below). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on April 21, 2023 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity (the “Reference Yield”) of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”), and includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The Reference Yield will be determined at 10:00 a.m., New York City time, on April 24, 2023, unless extended by the Operating Partnership (the “Reference Yield Determination Date”).
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Holders of Notes who validly tender their Notes after the Early Tender Deadline but on or prior to the Expiration Date will only receive the “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered and not validly withdrawn by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium.
The Operating Partnership reserves the right, but is under no obligation, to increase, decrease or eliminate the Tender Cap at any time, which could result in the Operating Partnership purchasing a greater or lesser aggregate principal amount of the Notes, and the Operating Partnership may do so without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, subject to compliance with applicable law.

If the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes validly tendered following the Early Tender Deadline, subject to the satisfaction or waiver of all conditions to the Tender Offer. If the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for payment. Notes may be subject to proration if the aggregate principal amount validly tendered and not validly withdrawn exceeds the Tender Cap. Payment for Notes that are validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase will be made promptly following the Early Tender Deadline (the “Early Settlement Date”). The Early Settlement Date is anticipated to be April 25, 2023, unless extended by the Operating Partnership, assuming all conditions to the Tender Offer have been satisfied or waived by the Operating Partnership. Payment for Notes that are validly tendered after the Early Tender Deadline and prior to the Expiration Date and that are accepted for purchase will be made promptly following the Expiration Date (the “Final Settlement Date”). The Final Settlement Date, if any, is anticipated to be May 10, 2023, unless extended by the Operating Partnership, assuming all conditions to the Tender Offer have been satisfied or waived by the Operating Partnership.

No tenders will be valid if submitted after the Expiration Date. Payments for Notes purchased will include accrued and unpaid interest from and including the most recent interest payment date for the Notes up to, but not including, the applicable settlement date.
The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered. The Operating Partnership’s obligation to accept for payment and to pay for the Notes validly tendered and not validly withdrawn in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Operating Partnership reserves the absolute right, subject to applicable law, to: (i) waive any or all conditions to the Tender Offer; (ii) extend, terminate or withdraw the Tender Offer; (iii) increase, decrease or eliminate the Tender Cap without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, which could result in the Operating Partnership’s purchasing a greater or lesser aggregate principal amount of the Notes; or (iv) otherwise amend the Tender Offer in any respect.

None of the Operating Partnership, Brixmor Property Group Inc., or their affiliates, the general and limited partners of the Operating Partnership the board of directors of Brixmor Property Group Inc., J.P. Morgan Securities LLC (the “Dealer Manager”), D.F. King & Co., Inc., the information agent and tender agent, or The Bank of New York Mellon Trust Company, NA., as trustee under the indenture pursuant to which the Notes were issued, is making any recommendation as to whether holders should tender any Notes in the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender. Holders should consult their own tax, accounting, financial and legal advisers as they deem appropriate regarding the suitability of the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offer.

The principal purpose of the Tender Offer is to extend the term of the Operating Partnership’s outstanding indebtedness by purchasing the Notes validly tendered and not validly withdrawn up to the Tender Cap using the proceeds of borrowings under the $200.0 million delayed draw term loan that is available under the Operating Partnership’s amended and restated unsecured credit facility. The Notes that are accepted in the
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Tender Offer will be purchased by the Operating Partnership and retired and cancelled and will no longer remain outstanding obligations of the Operating Partnership.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4818 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc., which is acting as the information agent and tender agent for the Tender Offer, at (800) 347-4750 (toll-free), (212) 269-5550 (toll) or email brixmor@dfking.com.

If you do not tender your Notes or if you tender Notes that are not accepted for purchase, they will remain outstanding. If the Operating Partnership consummates the Tender Offer, the trading market for your outstanding Notes may be significantly more limited. For a discussion of this and other risks, see “Certain Significant Consequences and Risks Relating to the Offer” in the Offer to Purchase.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE, WHICH SETS FORTH THE COMPLETE TERMS OF THE TENDER OFFER THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER TO PURCHASE AND THIS PRESS RELEASE DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE OPERATING PARTNERSHIP BY THE DEALER MANAGER, IF THE DEALER MANAGER IS A LICENSED BROKER OR DEALER UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NONE OF THE OPERATING PARTNERSHIP, BRIXMOR PROPERTY GROUP INC., OR THEIR AFFILIATES, THE GENERAL AND LIMITED PARTNERS OF THE OPERATING PARTNERSHIP THE BOARD OF DIRECTORS OF BRIXMOR PROPERTY GROUP INC., THE DEALER MANAGER, THE TRUSTEE OF THE NOTES OR THE INFORMATION AND TENDER AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES IN CONNECTION WITH THE TENDER OFFER. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER THEIR NOTES AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 373 retail centers comprise approximately 66 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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